June 22, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read China Precision Steel, Inc.’s statements included under item 4.01 in its Form 8-K filed on June 22, 2015 and we agree with such statements concerning our firm.

Very truly yours,

www.mspc-cpa.com

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